Exhibit 99.1

March 31, 2015

Liberty Broadband Corporation to Hold Annual Meeting of Stockholders

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA,  LBRDK)  will be holding its Annual Meeting of Stockholders on Tuesday, June 2, 2015, at 9:30 a.m., M.D.T., at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112.  The record date for the meeting is 5:00 p.m., New York City time, on April 7, 2015.  At the meeting, Liberty Broadband Corporation may make observations regarding the company’s financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast.  An archive of the webcast will also be available on this website for 30 days after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq:  LBRDA, LBRDK) is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Liberty Broadband Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Broadband Corporation